Exhibit 99.2

Statement Under Oath of Principal Financial Officer Regarding
Facts and Circumstances Relating to Exchange Act Filings

I, David M. Willey, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Capital One Financial Corporation (the “Company”) and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company’s audit committee.

(3)	In this statement under oath, each of the following filings of the Company, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended;
•	Definitive Proxy Statement filed on March 18, 2002;
•	Quarterly Report on Form 10-Q for period ended March 31, 2002;
•	Quarterly Report on Form 10-Q for period ended June 30, 2002;
•	Current Report on Form 8-K filed on April 16, 2002;
•	Current Report on Form 8-K filed on April 23, 2002; and
•	Current Report on Form 8-K filed on July 16, 2002.

Dated: August 14, 2002	By:	/s/ David M. Willey David M. Willey Principal Financial Officer

Subscribed and sworn to before me this 14 day of August 2002.

/s/ Colleen D. Johnson
____________________________________
Notary Public
My Commission Expires: 12/31/04